                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 33-21241) of Genzyme Corporation for its Retirement Savings Plan of our reports dated February 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division and the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division all as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which reports are included in Genzyme Corporation's 1996 Annual Report on Form 10-K.


                                                    /s/ Coopers & Lybrand L.L.P.
                                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 16, 1997


                                     - 10 -